Exhibit 3.1

ARTICLES OF INCORPORATION

in compliance wit Chapter 607 and/or Chapter 621 F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be	FLORIDA EAST COST HOLDINGS CORP.

ARTICLE II PRINCIPAL OFFICE

Principal Street Address	Mailing address, if different is:
7411 Fullerton Street	7411 Fullerton Street
Jacksonville, FL 32256	Jacksonville, FL 32256

ARTICLE III     PURPOSE

The purpose for which the corporation is organized is:

To engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Florida

ARTICLE IV     SHARES

The number of shares of stock is 1,000 shares of Common Stock, cash having a par value of one penny($0.01)

ARTICLE V	INITIAL OFFICERS AND/OR DIRECTORS

Name and Title:	Wesley R. Edens, Director	Name and Title:
Address:	7411 Fullerton Street	Address:
Jacksonville, FL 32256

Name and Title:	Randal A. Nardona, Director	Name and Title:
Address:	7411 Fullerton Street	Address:
Jacksonville, FL 32256

Name and Title:	Joseph Adams, Jr., Director	Name and Title:
Address:	7411 Fullerton Street	Address:
Jacksonville, FL 32256

ARTICLE VI	REGISTERED AGENT

The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Name:	CT Corporation Sytem
Address:	1200 South Pine Island Rd.
Plantation, FL 33324

ARTICLE VII	INCORPORATOR
The name and Florida street address of the Incorporator by
Name:	Madonna Cuddihy
Address:	1300 South Pine Island Rd.
Plantation, FL 33324

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

By: /s/ Madonna Cuddihy	January 10, 2011
Required Signature/Registered Agent	Date

I submit this document and affirms that the facts stated herein are true. I am aware that the false information submitted is a document to the Department of State constitutes a third degree felony as provided for in s3.1.7.155.F.S.

By: /s/ Madonna Cuddihy	January 10, 2011
Required Signature/Incorporator	Date

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

FLORIDA EAST COAST HOLDINGS CORP.

Florida East Coast Holdings Corp., a Florida corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article IV of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as set forth below:

“The total number of shares of stock which the Corporation shall have authority to issue is two million one hundred fifty thousand (2,150,000), consisting of (i) one million (1,000,000) shares of common stock, par value $0.01 per share, and (ii) one million one hundred fifty thousand (1,150,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which one million (1,000,000) shares are classified as Series A Perpetual Preferred Stock having the preferences, limitations and relative rights as set forth on Addendum 1 to the Corporation’s Articles of Incorporation (the “Series A Perpetual Preferred Stock”), and of which one hundred fifty thousand (150,000) shares are classified as Series B Perpetual Preferred Stock having the preferences, limitations and relative rights as set forth on Addendum 2 to the Corporation’s Articles of Incorporation (the “Series B Perpetual Preferred Stock”).”

SECOND: The following Addendum 1 is hereby added to the Corporation’s Articles of Incorporation:

“ADDENDUM 1 TO

ARTICLES OF INCORPORATION

STATING THE DESIGNATION OF

RIGHTS AND PREFERENCES OF

1,000,000 SHARES OF

SERIES A PERPETUAL PREFERRED STOCK

$0.01 Par Value

Section 1. Designation and Authorized Number.

(a) Designation. The designation of this series of preferred stock shall be “Series A Perpetual Preferred Stock”, par value $0.01 per share.

(b) Authorized Number. The number of shares constituting the Series A Perpetual Preferred Stock shall be 1,000,000 shares.

Section 2.	Dividends.

(a) Dividend Amount. The holders of the Series A Perpetual Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available under the Florida Business Corporation Act (the “FBCA”) for the purpose, cumulative dividends as provided in this Section 2. Each outstanding share of Series A Perpetual Preferred Stock shall accrue dividends (whether or not earned or declared, whether or not permitted under any agreement and whether or not there are funds legally available under the FBCA therefor) commencing on the date such share of Series A Perpetual Preferred Stock is first issued (the “Issue Date”). Dividends on each share of Series A Perpetual Preferred Stock shall accrue on a daily basis at the rate of 15% per annum on the aggregate Senior Preferred Liquidation Amount (as hereinafter defined), compounded and payable in cash in arrears on the last day of each calendar year (or, if not so paid in cash on such date, 15% per annum on the aggregate Senior Preferred Liquidation Amount payable by accretion to the aggregate Senior Preferred Liquidation Amount in arrears on the last day of each calendar year). Dividends are to be calculated on the basis of a 360-day year consisting of twelve (12) thirty (30) day months. If the last day of a calendar year is not a business day, any dividend hereunder shall be payable on the next business day.

(b) Priority. With respect to dividend rights, the Series A Perpetual Preferred Stock shall rank junior to each class or series of equity securities, the terms of which expressly provide that such class or series ranks senior to the Series A Perpetual Preferred Stock as to dividend rights and rights on Liquidation (as defined below) (collectively, “Senior Securities”), on a parity with the Series B Perpetual Preferred Stock, par value $0.01 per share, and any other class or series of equity securities, the terms of which expressly provide that such class or series ranks on a parity with the Series A Perpetual Preferred Stock with respect to dividend rights and rights on Liquidation (collectively, “Parity Securities”), and senior to any other class or series of equity securities, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Perpetual Preferred Stock as to payment of dividends and rights on Liquidation (including, without limitation the common stock of the Corporation, par value $0.01 per share (the “Common Stock”) and securities exercisable for, convertible into or exchangeable for Common Stock or any other securities of the Corporation, including without limitation, options, warrants and other purchase rights therefor) (collectively, “Junior Securities”). Any dividends paid on the Series A Perpetual Preferred Stock shall be paid ratably among the holders of Series A Perpetual Preferred Stock outstanding as of the applicable record date. Without the prior written consent of the holders of a majority of the outstanding shares of Series A Perpetual Preferred Stock, at any time when there are shares of Series A Perpetual Preferred Stock outstanding: (i) all dividends declared or paid on any class of Parity Securities shall only be declared or paid on a pro rata basis with the Series A Perpetual Preferred Stock so that the amount of dividends so declared or paid on the shares of Series A Perpetual Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Series A Perpetual Preferred Stock and such Parity Securities bear to each other; and (ii) the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any other such capital stock whether in cash, obligations or shares of the Corporation or other property.

Section 3.	Liquidation.

(a) Rank. With respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the Series A Perpetual Preferred Stock shall rank junior to any Senior Securities, on a parity with any Parity Securities and senior to any Junior Securities.

(b) Liquidation Preference. In the event of any Liquidation, whether voluntary or involuntary, the holders of Series A Perpetual Preferred Stock shall be entitled to receive for each outstanding share of Series A Perpetual Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities, an amount per share equal to $1,000 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series A Perpetual Preferred Stock) plus an amount per share equal to all accrued but unpaid cumulative dividends and any other accrued but unpaid dividends on such share (the “Senior Preferred Liquidation Amount”). If, upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series A Perpetual Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then all of the assets available for distribution to holders of the Series A Perpetual Preferred Stock and holders of Parity Securities shall be distributed among and paid to such holders ratably in proportion to the full liquidation preference and all accrued but unpaid dividends to which each such holder is entitled. Upon payment of the full preferential amounts set forth above in respect of a share of Series A Perpetual Preferred Stock, such share of Series A Perpetual Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof, and the holders of Series A Perpetual Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or other entity, or of any corporation or other entity with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a Liquidation.

Section 4.	Redemption.

(a) Subject to the limitations on distributions by the Corporation to the holders of Series A Perpetual Preferred Stock imposed by the terms of any financing, swap or other agreements to which the Corporation is a party, a guarantor or otherwise bound, the Corporation may at any time and from time to time (to the extent it may lawfully do so), at the option of the Board, redeem in whole or in part the Series A Perpetual Preferred Stock by paying in cash therefor a sum equal to the Senior Preferred Liquidation Amount for each share redeemed. The terms of any redemption pursuant to this Section 4(a) shall be specified in the Corporation Redemption Notice (as defined below). Any partial redemption effected pursuant to this Section 4(a) shall be made on a pro rata basis among the holders of the Series A Perpetual Preferred Stock in proportion to the number of shares of Series A Perpetual Preferred Stock then held by them.

(b) As used herein, the term “Redemption Date” shall refer to the date designated by the Corporation in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. The Redemption Date shall be no later than sixty (60) days after the date of the Corporation Redemption Notice.

(c) The Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Senior Preferred Liquidation Amount is made on such date), the Senior Preferred Liquidation Amount, the place at which payment may be obtained and, to the extent applicable, calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). If the funds of the Corporation legally available under the FBCA for redemption of shares of Series A Perpetual Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Perpetual Preferred Stock to be redeemed on such date, those funds which are legally available under the FBCA will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Perpetual Preferred Stock. The shares of Series A Perpetual Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available under the FBCA for the redemption of shares of Series A Perpetual Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

(d) On or prior to a Redemption Date, each holder of shares of Series A Perpetual Preferred Stock to be redeemed on such date shall, to the extent applicable, surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the Senior Preferred Liquidation Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(e) From and after payment of the Senior Preferred Liquidation Amount, all rights of the holders of the shares of Series A Perpetual Preferred Stock so redeemed, as holders of such shares of Series A Perpetual Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Section 5.	Voting Rights.

Except as otherwise provided herein or as required by law, the holders of shares of the Series A Perpetual Preferred Stock shall not have the right to vote on any matters. To the extent a right to vote exists, each holder of shares of Series A Perpetual Preferred Stock shall be entitled to one vote per share of Series A Perpetual Preferred Stock.

Section 6.	Miscellaneous.

(a) Redeemed or Otherwise Acquired Shares. Shares of Series A Perpetual Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired and canceled promptly after the reacquisition.

(b) Enforcement. Any holder of shares of Series A Perpetual Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Articles of Amendment or in aid of the exercise of any power or approval right granted herein, or to enforce any other proper remedy.

(c) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of preferred stock. Upon the surrender of any certificate representing shares of Series A Perpetual Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Perpetual Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Perpetual Preferred Stock represented by the surrendered certificate.

(d) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Perpetual Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity from the holder reasonably satisfactory to the Corporation (it being understood that no bond shall be required), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Perpetual Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

(e) Amendment and Waiver. No amendment, modification or waiver (whether by merger, consolidation or otherwise) shall be binding or effective with respect to any provision of this Articles of Amendment without the prior written approval of the holders of at least a majority of the outstanding shares of the Series A Perpetual Preferred Stock.”

THIRD: The following Addendum 2 is hereby added to the Corporation’s Articles of Incorporation:

“ADDENDUM 2 TO

ARTICLES OF INCORPORATION

STATING THE DESIGNATION OF

RIGHTS AND PREFERENCES OF

150,000 SHARES OF

SERIES B PERPETUAL PREFERRED STOCK

$ 0.01 Par Value

Section 1.	Designation and Authorized Number.

(a) Designation. The designation of this series of preferred stock shall be “Series B Perpetual Preferred Stock,” par value $0.01 per share.

(b) Authorized Number. The number of shares constituting the Series B Perpetual Preferred Stock shall be 150,000 shares.

Section 2.	Dividends.

(a) Dividend Amount. The holders of the Series B Perpetual Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available under the Florida Business Corporation Act (the “FBCA”) for the purpose, cumulative dividends as provided in this Section 2. Each outstanding share of Series B Perpetual Preferred Stock shall accrue dividends (whether or not earned or declared, whether or not permitted under any agreement and whether or not there are funds legally available under the FBCA therefor) commencing on the date shares of Series B Perpetual Preferred Stock are first issued (the “Issue Date”). Dividends on each share of Series B Perpetual Preferred Stock shall accrue on a daily basis at the rate of 20% per annum on the aggregate Senior Preferred Liquidation Amount (as hereinafter defined), shall compound on the last day of each calendar year and shall be payable in cash in arrears on the last day of each calendar year (or, if not so paid in cash on such date, 20% per annum on the aggregate Senior Preferred Liquidation Amount shall be paid by accretion to the aggregate Senior Preferred Liquidation Amount in arrears on the last day of each calendar year). Dividends are to be calculated on the basis of a 360-day year consisting of twelve (12) thirty (30) day months. If the last day of a calendar year is not a business day, any dividend hereunder shall be payable on the next business day.

(b) Priority. With respect to dividend rights, the Series B Perpetual Preferred Stock shall rank junior to each class or series of equity securities, the terms of which expressly provide that such class or series ranks senior to the Series B Perpetual Preferred Stock as to dividend rights and rights on Liquidation (as defined below) (collectively, “Senior Securities”), on a parity with the Series A Perpetual Preferred Stock, par value $0.01 per share, and any other class or series of equity securities, the terms of which expressly provide that such class or series ranks on a parity with the Series B Perpetual Preferred Stock with respect to dividend rights and rights on Liquidation (collectively, “Parity Securities”), and senior to any other class or series of equity securities, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Perpetual Preferred Stock as to payment of dividends and rights on Liquidation (including, without limitation the common stock of the Corporation, par value $0.01 per share (“Common Stock”) and securities exercisable for, convertible into or exchangeable for Common Stock or any other securities of the Corporation, including without limitation, options, warrants and other purchase rights therefor) (collectively, “Junior Securities”). Any dividends paid on the Series B Perpetual Preferred Stock shall be paid ratably among the holders of Series B Perpetual Preferred Stock outstanding as of the applicable record date. Without the prior written consent of the holders of a majority of the outstanding shares of Series B Perpetual Preferred Stock, at any time when there are shares of Series B Perpetual Preferred Stock outstanding: (i) all dividends declared or paid on any class of Parity Securities shall only be declared or paid on a pro rata basis with the Series B Perpetual Preferred Stock so that the amount of dividends so declared or paid on the shares of Series B Perpetual Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Series B Perpetual Preferred Stock and such Parity Securities bear to each other; and (ii) the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any other such capital stock whether in cash, obligations or shares of the Corporation or other property.

Section 3.	Liquidation.

(a) Rank. With respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Liquidation”), whether voluntary or involuntary, the Series B Perpetual Preferred Stock shall rank junior to any Senior Securities, on a parity with any Parity Securities and senior to any Junior Securities.

(b) Liquidation Preference. In the event of any Liquidation, whether voluntary or involuntary, the holders of Series B Perpetual Preferred Stock shall be entitled to receive for each outstanding share of Series B Perpetual Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Junior Securities, an amount per share equal to $1,000 (as adjusted for subsequent stock dividends, splits, combinations or similar events with respect to the Series B Perpetual Preferred Stock) plus an amount per share equal to all accrued but unpaid cumulative dividends and any other accrued but unpaid dividends on such share (the “Senior Preferred Liquidation Amount”). If, upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series B Perpetual Preferred Stock and holders of Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are all entitled, then all of the assets available for distribution to holders of the Series B Perpetual Preferred Stock and holders of Parity Securities shall be distributed among and paid to such holders ratably in proportion to the full liquidation preference and all accrued but unpaid dividends to which each such holder is entitled. Upon payment of the full preferential amounts set forth above in respect of a share of Series B Perpetual Preferred Stock, such share of Series B Perpetual Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof, and the holders of Series B Perpetual Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or other entity, or of any corporation or other entity with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a Liquidation.

Section 4.	Redemption.

(a) Subject to the limitations on distributions by the Corporation to the holders of Series B Perpetual Preferred Stock imposed by the terms of any financing, swap or other agreements to which the Corporation is a party, a guarantor or otherwise bound, the Corporation may at any time and from time to time (to the extent it may lawfully do so), at the option of the Board, redeem in whole or in part the Series B Perpetual Preferred Stock by paying in cash therefor a sum equal to the Senior Preferred Liquidation Amount for each share redeemed. The terms of any redemption pursuant to this Section 4(a) shall be specified in the Corporation Redemption Notice (as defined below). Any partial redemption effected pursuant to this Section 4(a) shall be made on a pro rata basis among the holders of the Series B Perpetual Preferred Stock in proportion to the number of shares of Series B Perpetual Preferred Stock then held by them.

(b) As used herein, the term “Redemption Date” shall refer to the date designated by the Corporation in the Corporation Redemption Notice (as defined below) upon which a redemption is to be effected. The Redemption Date shall be no later than sixty (60) days after the date of the Corporation Redemption Notice.

(c) The Corporation shall give written notice to each holder of record (as of the close of business on the business day next preceding the day on which notice is given), at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying the number of shares to be redeemed from such holder, the Redemption Date (which may be the date of the notice if payment of the Senior Preferred Liquidation Amount is made on such date), the Senior Preferred Liquidation Amount, the place at which payment may be obtained and, to the extent applicable, calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Corporation Redemption Notice”). If the funds of the Corporation legally available under the FBCA for redemption of shares of Series B Perpetual Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series B Perpetual Preferred Stock to be redeemed on such date, those funds which are legally available under the FBCA will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Perpetual Preferred Stock. The shares of Series B Perpetual Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available under the FBCA for the redemption of shares of Series B Perpetual Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any such Redemption Date but which it has not redeemed.

(d) On or prior to a Redemption Date, each holder of shares of Series B Perpetual Preferred Stock to be redeemed on such date shall, to the extent applicable, surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the Senior Preferred

Liquidation Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(e) From and after payment of the Senior Preferred Liquidation Amount, all rights of the holders of the shares of Series B Perpetual Preferred Stock so redeemed, as holders of such shares of Series B Perpetual Preferred Stock, shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Section 5.	Voting Rights.

Except as otherwise provided herein or as required by law, the holders of shares of the Series B Perpetual Preferred Stock shall not have the right to vote on any matters. To the extent a right to vote exists, each holder of shares of Series B Perpetual Preferred Stock shall be entitled to one vote per share of Series B Perpetual Preferred Stock.

Section 6.	Miscellaneous.

(a) Redeemed or Otherwise Acquired Shares. Shares of Series B Perpetual Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired and canceled promptly after the reacquisition.

(b) Conversion. The Series B Perpetual Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.”

FOURTH: This Articles of Amendment to the Corporation’s Articles of Incorporation has been duly adopted by the Board of Directors of the Corporation on January 19th, 2011.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Articles of Amendment to be duly executed in its corporate name this 19th day of January, 2011.

FLORIDA EAST COAST HOLDINGS CORP.

By:	/s/ Kenneth Charron
Name:	Kenneth Charron
Title:	Vice President, General Counsel & Secretary

[Florida East Coast Holdings Corp. – Articles of Amendment]